Exhibit 99.1

FIRST FOUNDATION ANNOUNCES SUCCESSFUL COMPLETION OF COMMON STOCK OFFERING

IRVINE, CA – August 12, 2015 – First Foundation Inc. (NASDAQ: FFWM), a financial services company (the “Company”) with two wholly-owned operating subsidiaries, First Foundation Advisors and First Foundation Bank, which collectively provide investment management, wealth planning, consulting, insurance, trust and banking services primarily to high net-worth individuals and businesses, today announced that it had completed its previously announced public offering of 6,233,766 shares of its common stock at $19.25 per share. The offering resulted in gross proceeds of $120.0 million and net proceeds of approximately $113.7 million, after underwriting discounts and estimated expenses of the offering.

The Company expects to use the net proceeds from this offering to repay all of its $29 million of outstanding term debt and for general corporate purposes, including, among other uses, the support of organic growth and possible acquisitions.

Sandler O’Neill + Partners, L.P., D.A. Davidson & Co. and Raymond James & Associates, Inc. served as joint book-running managers for the offering. The Company has granted the joint book-running managers a 30-day option to purchase from the Company up to an additional 935,065 shares of its common stock at the same price, and on the same terms, solely to cover over-allotments, if any.

The shares were issued and sold pursuant to the Company’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on July 1, 2015, which was declared effective on July 20, 2015, and a prospectus supplement and accompanying prospectus relating to the offering of common stock. A copy of the prospectus supplement and accompanying prospectus are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, or by phone at 1-866-805-4128.

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Before you invest, you should read the base prospectus in the registration statement, the prospectus supplement relating to the offering and other documents the Company files with the SEC for more complete information about the Company and this offering.

About First Foundation

First Foundation Inc., a financial institution founded in 1990, provides integrated investment management, wealth planning, consulting, insurance, trust and banking services. The Company is headquartered in Irvine, California with offices in Newport Beach, Pasadena, West Los Angeles, San Diego, Palm Desert and the Imperial Valley in California, in Las Vegas, Nevada and in Honolulu, Hawaii. For more information, please visit our website at www.ff-inc.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) and are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risks and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the economic recovery in the United States will stall or will be adversely affected by domestic or international economic conditions and the risk that the Federal Reserve Board will continue to keep interest rates low, any of which could adversely affect our interest income and interest rate margins and, therefore, our future operating results; and the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results. For a discussion of these risks and uncertainties, see the prospectus supplement and base prospectus under the heading “Risk Factors” and the section of the periodic reports filed by the Company with the SEC entitled “Risk Factors”.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments except as required by law.

Contact:

John Michel

Chief Financial Officer

First Foundation Inc.

949-202-4160

Email: jmichel@ff-inc.com